UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 27, 2006
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 Regulation FD
Item 7.01 – Regulation FD Disclosure
On November 27, 2006 Waste Services, Inc. issued a press release announcing that it had signed definitive agreements to acquire a construction and demolition waste landfill from Southwest Land Developers, Inc. and Pro Disposal, Inc. on the Gulf coast of Florida. Pro Disposal is a roll-off collection operation based in Collier County with two transfer stations, located in Naples and Ft. Myers, both permitted to accept construction and demolition waste. The construction and demolition waste landfill, located in Charlotte County, has a permitted capacity of 15.8 million cubic yards and is expected to open by the end of 2006. The purchase price for the two businesses is $75.0 million, payable in cash. Both transactions are subject to certain customary closing conditions and are expected to be completed by the end of 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Waste Services, Inc. is making a presentation on November 28, 2006 at the 2006 FBR Investor Conference in New York. The presentation slides are attached as Exhibit 99.2 to this Form 8-K and are also available on the company’s website at http:\\www.wasteservicesinc.com.
Section 9 Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits
(d)     Exhibits
99.1	November 27, 2006 Press Release.

99.2	November 2006 Presentation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.

By: /s/ Ivan R. Cairns

Ivan R. Cairns
Executive Vice President and General Counsel

Date: November 27, 2006